Exhibit 99.1

ECD Auto Design Delivers First Trucks to Poland, Spain, and Caribbean Islands, Expanding Customer Base Internationally

Organic Geographic Expansion Demonstrates Global Interest in Bespoke Classic Restomods

Kissimmee, FL – February 15, 2024 – ECD Automotive Design Inc. (“ECD” or the “Company”) (NASDAQ ECDA), an industry leader in delivering restored, modified and electrified Land Rover Defenders, Jaguars, and other classic and collectible automobiles, today announced that it has delivered its first personalized Land Rovers to customers in Poland, Spain and the Caribbean. The first sales to customers in these expansion markets demonstrates the strong and growing interest globally for ECD’s ‘one-of-one’, fully-customized classic Land Rover and Jaguar vehicles from passionate auto enthusiasts around the world.

“These orders come from organic interest,” commented Scott Wallace, ECD’s Chief Executive Officer. “Our growing client base, expanding brand presence, and robust demand for restomod versions of these classic vehicles is driving consumer interest from affluent customers around the world. ECD continues to earn media coverage and expand its social media presence, such as the more than 350,000 monthly impressions on Pinterest and strong interest on other social media platforms, increasingly making our customized vehicles a global brand for affluent clientele. This organic demand enables us to fully utilize our manufacturing capacity without incurring expensive customer acquisition or marketing expenses. As demand grows, we plan to expand manufacturing capacity to leverage our industry-leading manufacturing capabilities to meet the global demand.”

•	The first sale in Poland was for a Defender 110 featuring a 6.2-liter, 430-hp, Chevrolet LS3 V-8 engine and a six-speed automatic transmission.
•	The first sale in Spain was for a Defender 90 with a Chevrolet LS3+ V-8 engine perched on 18-inch Kahn 1983 Satin Black wheels and BFG All-Terrain tires.
•	The first sale in the Caribbean was for a Defender 110 featuring an upgraded Chevrolet LS3+ 565 horsepower V-8 engine.

Based on growing demand in Europe and the Middle East, ECD plans to expand its modest marketing campaigns to target trade press in the United Arab Emirates, one of the more affluent countries in the world.

“Growing demand from the United States and other affluent countries enables us to maximize our manufacturing capacity, driving expanded operating margins,” concluded Wallace.

About ECD Auto Design

ECD is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rovers Defenders, Land Rover Series IIA, the Range Rover Classic and the Jaguar E-Type. Each vehicle produced by ECD is fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads'' whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 80 talented craftsmen and technicians, who hold a combined 61 ASE and five master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication and on the current expectations of ECD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ECD. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ECD does not presently know, or that ECD currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ECD’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of ECD described in the definitive proxy statement/prospectus ECD filed on November 13, 2023, with the SEC, including those under “Risk Factors” therein. ECD anticipates that subsequent events and developments will cause its assessments to change. However, while ECD may elect to update these forward-looking statements at some point in the future, ECD specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing ECD’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

ECD Automotive Design

Scott Wallace, CEO

investorrelations@ecdautodesign.com

FNK IR

Rob Fink or Matt Chesler, CFA

ecda@fnkir.com

646-809-4048 / 646-809-2183